UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

(2)
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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
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(5)
Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
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(2)
Form, Schedule or Registration Statement No.:

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Date Filed:

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
Dear Stockholder:
You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”), to be held at 10:00 a.m. local time, on Thursday, June 14, 2018, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked to (i) elect seven directors for a term of one year, and (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) approve an amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares, (iv) approve our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and returns all other preferred shares previously designated to the “blank check preferred” reserve, and (v) transact any other business that may properly come before the 2018 Annual Meeting or any adjournment of the 2018 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.
In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2018 proxy statement and annual report to stockholders for the year ended December 31, 2017 on the Internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2018. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.
It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.
If you have any questions about the proxy statement or the accompanying 2017 Annual Report, please contact Robyn M. Hunter, our Chief Financial Officer at 781-652-4500.
We look forward to seeing you at the Annual Meeting.
Sincerely,
/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer
and President
April 30, 2018
New York, New York

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Fortress Biotech, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Thursday, June 14, 2018, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:
1.
Elect seven directors for a term of one year;

2.
Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.
Approve an amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares;

4.
Approve our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and returns all other preferred shares previously designated to the “blank check preferred” reserve, and

5.
Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 16, 2018, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection, 10 days preceding our Annual Meeting, at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.
YOUR VOTE IS IMPORTANT!
Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 30, 2018. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2017 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”
If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Robyn M. Hunter, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting in person. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and Robyn M. Hunter to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.
By Order of the Board of Directors,
/s/ Robyn M. Hunter

Robyn M. Hunter
Corporate Secretary
April 30, 2018
New York, New York

FORTRESS BIOTECH, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
Phone: (781) 652-4500
Fax: (781) 459-7788
PROXY STATEMENT
This proxy statement is being made available via Internet access, beginning on or about April 30, 2018, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 16, 2018, in connection with the solicitation of proxies by our Board of Directors for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 30, 2018, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2017. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you, paper copies of such materials free of charge.
The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Thursday, June 14, 2018, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS	1
Q: Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1
Q: When is the Annual Meeting?	1
Q: Where will the Annual Meeting be held?	1
Q: What is the purpose of the Annual Meeting?	1
Q: How many votes do I have?	1
Q: Who is entitled to vote at our Annual Meeting?	1
Q: How do I vote?	2
Q: What is a proxy?	2
Q: How will my shares be voted if I vote by proxy?	2
Q: Can I change my vote after I return my proxy card?	3
Q: Is my vote confidential?	3
Q: How are votes counted?	3
Q: What constitutes a quorum at the Annual Meeting?	3
Q: What vote is required to elect our directors for a one-year term?	4
Q: What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018?	4
Q: What vote is required to approve the amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares?	4
Q: What vote is required to approve our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter?	4
Q: What percentage of our outstanding common stock do our directors and executive officers own?	4
Q: How can I find out the results of the voting of the Annual Meeting?	4
Q: Who was our independent public accountant for the year ending December 31, 2017? Will they be represented at the Annual Meeting?	4
Q: Who is paying for this proxy solicitation?	5
Q: How can I obtain a copy of our annual report on Form 10-K?	5
CORPORATE GOVERNANCE	6
Our Board of Directors	6
Communicating with the Board of Directors	9
Audit Committee	9
Compensation Committee	10
Nominating Committee	10
Code of Business Conduct and Ethics	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13
Audit Fees	13
Audit-Related Fees	13
Tax Fees	13
All Other Fees	13
Pre-Approval of Services	13
i

ii

QUESTIONS AND ANSWERS
Q:
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.

Q:
When is the Annual Meeting?

A.
The Annual Meeting will be held at 10:00 a.m., local time, on Thursday, June 14, 2018.

Q:
Where will the Annual Meeting be held?

A.
The Annual Meeting will be held at the offices of Alston & Bird LLP, our legal counsel, at 90 Park Avenue, New York, New York 10016.

Q:
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) the election of seven directors for a term of one year, (ii) ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) approving an amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares, (iv) approving our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and returns all other preferred shares previously designated to the “blank check preferred” reserve, and (v) transacting any other business that may properly come before the 2018 Annual Meeting or any adjournment thereof.

Q:
How many votes do I have?

A.
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:
Who is entitled to vote at our Annual Meeting?

A.
Only stockholders of record at the close of business on April 16, 2018, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 52,945,464 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 2 Gansevoort Street, New York, New York 10014, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, 10 days preceding the Annual Meeting.

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Stockholders of Record: Shares Registered in Your Name.    If on the Record Date your shares were registered directly in your name with our transfer agent, Continental Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee.   If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.
Q:
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

•
By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

•
By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

•
By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:
What is a proxy?

A.
A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and Robyn M. Hunter, our Chief Financial Officer, Treasurer and Corporate Secretary, as your proxies. Dr. Rosenwald and/or Ms. Hunter may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:
How will my shares be voted if I vote by proxy?

A.
Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, (iii) “FOR” the approval of an amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares, and (iv) “FOR” the approval of our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and returns all other preferred shares previously designated to the “blank check preferred” reserve. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q:
Can I change my vote after I return my proxy card?

A.
Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•
You may send a written notice that your are revoking your proxy to our Corporate Secretary, Robyn M. Hunter, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);

•
You may submit a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials”; or

•
You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.
Q:
Is my vote confidential?

A.
Yes. All votes remain confidential.

Q:
How are votes counted?

A.
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.
Q:
What constitutes a quorum at the Annual Meeting?

A.
In accordance with Delaware law (the law under which we are incorporated) and our Second Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:
What vote is required to elect our directors for a one-year term?

A.
The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q:
What vote is required to ratify BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:
What vote is required to approve the amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares?

A.
The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve an amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect of a vote against this proposal as they are not considered to be present and entitled to vote on this matter.

Q:
What vote is required to approve our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter?

A.
The affirmative vote of a majority of our common stock outstanding is required to approve the amendment of our Second Amended and Restated Certificate of Incorporation which removes the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and returns all other preferred shares previously designated to the “blank check preferred” reserve. The effect of an abstention or a broker or nominee non-vote is the same as that of a vote against the proposal.

Q:
What percentage of our outstanding common stock do our directors and executive officers own?

A.
As of March 31, 2018, our directors and executive officers owned, or have the right to acquire, approximately 34.7% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 41 for more details.

Q:
How can I find out the results of the voting of the Annual Meeting?

A.
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.

Q:
Who was our independent public accountant for the year ending December 31, 2017? Will they be represented at the Annual Meeting?

A.
BDO USA, LLP is the independent registered public accounting firm that audited our financial statements for the year ending December 31, 2017. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q:
Who is paying for this proxy solicitation?

A.
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Proxies may also be solicited by employees and our directors by mail, telephone, facsimile, e-mail or in person.

Q:
How can I obtain a copy of our annual report on Form 10-K?

A.
We have filed our annual report on Form 10-K for the year ended December 31, 2017, with the SEC. The annual report on Form 10-K is also included in the 2018 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Robyn M. Hunter, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE
Our Board of Directors
Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of seven members. The following individuals are being nominated to serve on our Board (See “Proposal 1 —  Election of Directors; Nominees”):
Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	63	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	61	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	66	Director	December 2008
Malcolm Hoenlein	74	Director	February 2014
Dov Klein	66	Director	July 2015
J. Jay Lobell	55	Director	June 2006
Michael S. Weiss	52	Director and Executive Vice Chairman, Strategic Development	December 2013
The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.
Fortress has a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.
The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.
Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on April 20, 2018. During the review, our Board considered relationships and transactions during 2017 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Messrs. Hoenlein, Klein, Lobell, and Dr. Harvey are independent under the criteria established by Nasdaq and our Board.
Director Nominees
Lindsay A. Rosenwald, M.D. has served as a member of the Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald also serves as a director of Mustang Bio, Inc., Chairman of the Board of Directors of Avenue

Therapeutics, Inc., and a director of Checkpoint Therapeutics, Inc. From November 2014 to August 2015, he served as Interim President and Chief Executive Officer of Checkpoint Therapeutics, Inc. Dr. Rosenwald is also Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC (“OPPM”), an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 25 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of the Company’s business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Eric K. Rowinsky, M.D. has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky has served as the Executive Chairman and President of Rgenix, Inc. since November 2015. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004 and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the boards of directors of Biogen Inc. and Verastem Inc., both publicly traded clinical-stage biopharmaceutical and life science companies. Over the last 5 years, he has also served on the board of directors of BIND Therapeutics, Inc., a publicly traded biopharmaceutical and life-science company that was acquired by Pfizer, Inc, in 2016 and, until March 2018, Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, the Board of Directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of DarioHealth Corp, WellSense Technology, Delek Oil, and Nanox Technology. He previously served as a director for Eco-Fusion North America, Inc., and Powermat USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Dov Klein has served as a member of the Board of Directors since July 2015. Since January 2016, Mr. Klein has been an audit partner at Marks Paneth LLP. Prior to that Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accountant and strategic advisor firm, which he joined in 2001. His practice focuses on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein also consults on matters in litigation and conducts financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York. Based on Mr. Klein’s extensive business experience, particularly in the areas of audit and finance, the Board of Directors believes that Mr. Klein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is CEO and Co-Founder of GMF Capital, LLC which he co-founded in January 2016, and is a Senior Consultant and serves on the board of directors of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined in January 2010. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company and Asphelia Pharmaceuticals, Inc. Mr. Lobell currently serves on the board of directors of Sava Senior Care and Tender Touch Rehabilitation Services, both private companies. He previously served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc., and Chem Rx Corporation (a private company). Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, the Board of Directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
Michael S. Weiss has served as our Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss also serves as Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., Executive Chairman, Chief Executive Officer and President of TG Therapeutics, Inc., a director of Avenue Therapeutics, Inc., Chairman of the Board of Directors of Checkpoint Therapeutics, Inc., and Chairman of the Board of Directors of National Holdings Corporation. Mr. Weiss is Executive

Chairman of Mustang Bio, Inc., where he previously served as interim President & CEO from March 2015 to April 2017, and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc., where he previously served as interim President & CEO from March 2015 to December 2016. Mr. Weiss is also Chairman of the Board of National Holdings Corporation a position he has held since September 2016. Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc. and is currently its Executive Chairman, Chief Executive Officer and President. Mr. Weiss is a co-founder of and has been a managing partner and principal of OPPM since 2008. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx and grew the company to close to a $1.0 billion market capitalization company at its peak. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.
During 2017, our Board held four meetings. During 2017, each incumbent director who served their full term and are standing for election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our directors other than Dr. Rowinsky attended the 2017 Annual Meeting of Stockholders.
Communicating with the Board of Directors
Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Robyn M. Hunter, our Corporate Secretary, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.
Audit Committee
The Audit Committee currently consists of Messrs. Hoenlein, Klein (chair), Lobell, and Dr. Harvey.
During 2017, the Audit Committee held five meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time, other than Proposal Four hereof. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.
The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 8 for a description of his relevant experience.
The report of the Audit Committee can be found on page 15 of this proxy statement.
Compensation Committee
During 2017, the Compensation Committee held one meeting. The Compensation Committee currently consists of Messrs. Hoenlein, Klein, Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on our website, located at www.fortressbiotech.com. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis section of our proxy statement, conducts a risk analysis of our incentive compensation arrangements, and reviews an approves the say on pay and frequency proposals to be included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of April 16, 2018, however, the Compensation Committee had not delegated any such authority.
Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.
The report of the Compensation Committee can be found on page 10 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Discussion and Analysis beginning on page 17 of this proxy statement.
Nominating Committee
The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:
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making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

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developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;

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except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;

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establishing procedures for the nomination process;

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establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and

•
making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. Our policy describing our director nomination process is available on under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.
We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.
We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Robyn M. Hunter, at our offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.
We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.
We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.
We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
BDO USA, LLP, served as the Company’s independent registered public accounting firm for the years ended December 31, 2017 and 2016 and has served as our independent registered public accounting firm since October 2016. We expect a representative of BDO USA, LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Our Board has asked the stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm” on page 43 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining BDO USA, LLP’s independence. All proposed engagements of BDO USA, LLP, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.
Audit Fees
For the fiscal year ended December 31, 2017 and 2016, we were billed approximately $1,595,522 and $658,780 by BDO USA, LLP and EisnerAmper LLP billed us nil and $199,860, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for that fiscal year, the audit of internal control over financial reporting for that fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q during that fiscal year, and other services provided in connection with registration statements. In 2017 and 2016, included in these fees for BDO USA, LLP is $993,022 and $313,780 and, for EisnerAmper LLP, $59,003 and $74,460, related to stand-alone audits and filings of certain of the Company’s subsidiaries.
Audit-Related Fees
During the fiscal year ended December 31, 2017 and 2016, BDO USA, LLP billed us nil and $57,500 and EisnerAmper LLP billed us nil and $118,780 respectively, for fees for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years, in addition to the fees described above under the heading “Audit Fees.” In 2016, these fees related to the tender offer for National Holdings Corporation.
Tax Fees
During the fiscal years ended December 31, 2017 and 2016, neither BDO USA, LLP nor EisnerAmper LLP billed us for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.
All Other Fees
During the fiscal year ended December 31, 2017, BDO USA, LLP billed us $87,500 and EisnerAmper LLP billed us $15,000 for other accounting fees such as comfort letters and consents not related directly to the audit. For the fiscal year ended December 31, 2016 neither BDO USA, LLP nor EisnerAmper LLP, billed us for such fees
Pre-Approval of Services
Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:
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Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

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Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.
All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
In monitoring the preparation of our financial statements, the Audit Committee met with both management and EisnerAmper LLP, the Company’s independent registered public accounting firm from April 2, 2014 through September 27, 2016, and, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:
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Methods used to account for significant or unusual transactions;

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The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

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Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of EisnerAmper LLP, the Company’s independent registered public accounting firm from April 2, 2014 through September 27, 2016, and BDO USA, LLP from October 11, 2016 through the fiscal year 2017, including the written disclosures made by BDO USA, LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.
Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.
By the Audit Committee of the Board of Directors
Dov Klein, Chairman
Jimmie Harvey, Jr., M.D.
J. Jay Lobell
Dated April 30, 2018

OUR EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are as follows:
Name	Age	Position
Lindsay A. Rosenwald, M.D.	63	Executive Chairman, Chief Executive Officer and President
Robyn M. Hunter	56	Chief Financial Officer, Treasurer and Corporate Secretary
Michael S. Weiss	52	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	65	Senior Vice President, Biologics Operations
No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 6 of this proxy statement.
Robyn M. Hunter, 56, has served as our Chief Financial Officer since June 26, 2017 and also currently serves as our corporate secretary. Ms. Hunter has more than 30 years of financial and operational experience in an array of industries. Since June 2011, Ms. Hunter has served as the Company’s Vice President and Corporate Controller where she has implemented financial and operational processes, procedures and policies to facilitate the Company’s execution of its growth strategy. From January 2006 to May 2011, Ms. Hunter served as Senior Vice President and Chief Financial Officer of Schochet Associates. From August 2004 to January 2006, Ms. Hunter served as the Corporate Controller for Indevus Pharmaceuticals. From 1990 to 2004, Ms. Hunter held several positions from Accounting Manager to Vice President and Treasurer of The Stackpole Corporation. Ms. Hunter holds a Bachelor of Arts degree in Economics from Union College in Schenectady New York.
George Avgerinos, Ph.D., 65, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. This CD&A explains the Company’s compensation philosophy, policies and practices, focusing primarily on the compensation of our named executive officers as follows:
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Lindsay A. Rosenwald, M.D., Chairman of our Board of Directors, President, and Chief Executive Officer;

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Robyn M. Hunter, Chief Financial Officer and Corporate Secretary;

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George Avgerinos, Ph.D., Senior Vice President, Biologics Operations; and

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Michael S. Weiss, Executive Vice Chairman, Strategic Development.

Compensation Philosophy
The Company believes in providing to its executive management team a competitive total compensation package featuring a combination (the elements of which combination may vary from executive to executive) of base salary, discretionary bonuses, equity grants, severance and change in control benefits and broad-based benefits programs. The executive compensation programs are designed to achieve the following objectives:
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reward performance;

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attract, motivate and retain executives of outstanding ability and potential; and

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ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations. The Compensation Committee evaluates both performance and compensation and seeks to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biopharmaceutical and life sciences industries, taking into account the Company’s performance and strategic objectives.
Setting Executive Compensation
The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its executive officers. The Company has based this review on, among other things, the experience of the members of the Board of Directors, several of whom sit on the boards of directors of other companies in the life sciences and healthcare fields. In 2015, the Company also conducted a stockholder advisory vote on the compensation of its named executive officers and was pleased that, at that time, the holders of approximately 82.6% of its outstanding common stock voting on the matter voted in favor of the compensation of its named executive officers as disclosed in the proxy materials for the 2015 Annual Meeting of Stockholders.
The Company has long been committed to its pay-for-performance compensation principles and has, in the past, used independent compensation consulting firms to provide advice and information relating to executive and director compensation. When setting 2017 compensation, the Compensation Committee did not benchmark executive compensation against any particular group of companies or to use a formula to set executive compensation in relation to survey data, but it considered general compensation practices and policies in the biotech industry. We expect that members of the Compensation Committee will continue to research and reflect upon ongoing industry trends as they apply their discretion to make compensation decisions.

Elements of Executive Compensation
The compensation program for the Company’s executive officers consists principally of three components, although the relative composition of such components will vary from executive to executive:
•
base salary;

•
annual discretionary bonuses; and

•
long-term compensation in the form of equity-based awards.

Base Salary
Salary is one of several components in our executive compensation program. Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Board of Directors who serve or have served as directors of other companies. The Board has not typically applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.
While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below. In particular, Dr. Rosenwald and Mr. Weiss are paid only the minimum wages that must be paid to full-time employees under New York State labor laws. In 2017, the Company’s Compensation Committee balanced considerations regarding base salary with the overall compensation index in the northeast and increased the salaries of Ms. Hunter and Dr. Avgerinos by approximately 3%.
Annual Discretionary Bonuses
In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee. Dr. Avgerinos and Ms. Hunter are each eligible for a maximum discretionary bonus of 40% of their salaries pursuant to the terms of their employment agreements or arrangements.
Following 2017, the Compensation Committee, after soliciting input from executive management, reviewed the annual performance in 2017 of Ms. Hunter and Dr. Avgerinos. After detailed discussion, the Compensation Committee approved the 2017 executive bonuses at 100% of the eligible bonus amount for Ms. Hunter and at 200% of the eligible bonus amount for Dr. Avgerinos. Ms. Hunter was awarded a bonus in the amount of  $117,389, in recognition of her overall implementation of the Company’s growth strategy, in particular as it pertains to the general and administrative functions for both the Company and our subsidiaries. Dr. Avgerinos was awarded a bonus in the amount of  $299,792, in recognition of his performance and guidance in connection with the progression of in-licensed technologies through the developmental process, his diligence in respect of prospective licensing candidates, his efforts in connection with the management of the Company’s and Company subsidiaries’ technology licenses, and his overall implementation of the Company’s growth strategy. During 2017, Dr. Avgerinos directed R&D strategy for TG Therapeutics Inc. and, as such, $89,938 of the total bonus awarded to Dr. Averginos will be paid by TG Therapeutics Inc. in recognition of his diligence and guidance.

Long Term Incentive Plan
In May 2015, the Board of Directors, including the independent members of the Compensation Committee, adopted the Fortress Biotech, Inc. Long Term Incentive Plan (the “Previous LTIP”). The Previous LTIP was initially effective as of July 16, 2015, the day after the Company’s stockholders duly approved it. The Previous LTIP was designed to compensate the Company’s Chairman, President and Chief Executive Officer, Lindsay A. Rosenwald, M.D., and Executive Vice Chairman, Strategic Development, Michael S. Weiss, based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals.
In April 2017, the Board of Directors, including the independent members of the Compensation Committee, adopted, in place of the Previous LTIP, the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”). Like the Previous LTIP, the LTIP is also designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. However, the LTIP expand the definition of eligible participants to include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).
On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.
On January 1, 2018, the Compensation Committee granted each of the LTIP Participants an equity grant pursuant to the LTIP equal to one percent (1%) of the total outstanding shares of the Company in recognition of their performance in 2017, including their material satisfaction of the criteria identified above. Such shares are subject to repurchase by the Company until both of the following conditions are met: (i) the Company’s market capitalization increases by a minimum of  $100,000,000, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction. Similar awards were issued to the LTIP Participants on January 1, 2018, in recognition of their performance in 2017.
In addition, pursuant to the LTIP, upon the formation of each new subsidiary of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary. Accordingly, in 2017, the LTIP Participants were each granted 500,000 shares of common stock of Aevitas Therapeutics, Inc., Caelum Biosciences, Inc. and Tamid Bio, Inc., formerly FBIO Acquisition Corp. V and of FBIO Acquisition Corps. III, IV, VI, VII and VIII.
Pursuant to the LTIP, the LTIP Participants are also eligible for performance-based cash bonuses not to exceed an annual aggregate amount of  $1,000,000, and in December 2017, the Compensation Committee reviewed the 2017 performance targets and approved a $500,000 cash bonus for each of the LTIP Participants, again in recognition of their material satisfaction of the performance criteria identified above.

Equity Incentive Compensation
The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”). While the Company has not adopted stock ownership guidelines, the 2013 Plan provides executive officers a means to acquire equity or equity-linked interests in the Company. Other than the LTIP’s performance-based equity grants made on January 1 of each calendar year, the Company does not have any program, plan, or obligation that requires it to grant equity compensation on specified dates. Under the 2013 Plan, authority to make equity grants to executive officers rests with the Compensation Committee, which considers the recommendations of the Chairman, President and the Chief Executive Officer when making grants to officers other than himself as well as the recommendation of the Compensation Committee.
While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. The Company believes that awards of restricted stock and RSUs have clearer and less onerous accounting implications than options. In addition, because the grants have some value even if the Company’s stock price decreases, the Company can grant fewer shares, resulting in less potential dilution to stockholders. Finally, the Company believes that granting stock awards supports the culture of ownership at the Company and is an important element in maintaining strong employee morale and retention.
On September 18, 2017, Ms. Hunter was awarded 250,000 restricted stock units under the 2013 Plan. These RSUs vest in equal annual installments over a period of four years.
Executive Employment Agreements
Set forth below are descriptions of the principal terms of the employment agreements with our named executive officers.
Dr. Rosenwald, Ms. Hunter and Mr. Weiss
The Company has not entered into employment agreements with either Dr. Rosenwald, Ms. Hunter or Mr. Weiss. However, the Company and Ms. Hunter are in the process of finalizing an employment contract for Ms. Hunter.
Dr. Avgerinos
In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Avgerinos is terminated without cause or resigns for good reason within six months following a change in control of the Company, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination.
“Cause” is defined as:
•
his conviction of fraud, embezzlement or misappropriation with respect to the Company;

•
the material breach by Dr. Avgerinos of a material term of his employment agreement;

•
the material breach by Dr. Avgerinos of the Proprietary Information and Inventions Agreement between Dr. Avgerinos and the Company;

•
the breach of his fiduciary duties to the Company;

•
the willful failure or refusal to perform his material duties under the employment agreement or failure to follow any specific lawful instructions of the Company’s Chief Executive Officer;

•
his conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude; or

•
the willful or negligent misconduct of Dr. Avgerinos that has a material adverse effect on the property, business or reputation of the Company.

“Good reason” is defined as:
•
a material reduction of Dr. Avgerinos’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;

•
a material breach of the employment agreement by the Company; or

•
a material diminution of his authority, duties or responsibilities.

Other Compensation
Consistent with the Company’s compensation philosophy, it intends to continue to maintain the current benefits for executive officers, which are also available to other employees; however, the Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems advisable.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.
By the Compensation Committee of the Board of Directors
J. Jay Lobell, Chairman
Jimmie Harvey, Jr., M.D.
Dov Klein
Dated April 30, 2018

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2015, 2016 and 2017.
Name and principal position(s)	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Lindsay A. Rosenwald, M.D.(6) Chairman, President and Chief Executive Officer	2017	$30,579	$—	$1,539,285	$500,000	$125	$2,069,989
	2016	29,689	—	1,504,285	500,000	20	2,033,994
	2015	28,275	—	2,538,452	500,000	—	3,066,727
Robyn M. Hunter Chief Financial Officer and Corporate Secretary	2017	293,347	117,339	1,115,000	—	820	1,526,506
Lucy Lu, M.D. Former Chief Financial Officer	2017	174,879	—	—	—	410	175,288
	2016	339,570	135,828	—	—	820	476,218
	2015	323,400	129,360	—	—	820	453,580
George Avgerinos, Ph.D. Senior Vice President, Biologics Operation	2017	374,740	299,792	—	—	—	674,532
	2016	363,825	145,530	—	—	—	509,355
	2015	346,500	138,600	3,710,000	—	—	4,195,100
Michael S. Weiss(6) Executive Vice Chairman, Strategic Development	2017	30,579	—	1,539,285	500,000	120	2,069,989
	2016	29,689	—	1,504,285	500,000	15	2,153,989
	2015	28,275	—	2,538,452	500,000	—	3,066,727

(1)
For 2017, Dr. Rosenwald and Mr. Weiss were paid only the minimum wages that must be paid to full-time employees under New York State labor laws.

(2)
For 2017, the Compensation Committee awarded discretionary bonuses of  $299,792 to Dr. Avgerinos and $117,339 to Ms. Hunter. Under our shared services agreement with TGTX, TGTX will reimburse the Company $89,938 of Dr. Avgerinos’ bonus.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On September 18, 2017 Ms. Hunter was awarded 250,000 restricted stock units, vesting in equal annual installments. On January 1, 2017, Dr. Rosenwald and Mr. Weiss were each awarded 552,698 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2016. In addition, in 2017, Dr. Rosenwald and Mr. Weiss were awarded 500,000 shares each of Aevitas, Cyprium, Caelum and FBIO Acquisition Corps III, IV, V, VI, VII and VIII under the LTIP (computed in accordance with FASB ASC Topic 718). 2017, the Compensation Committee awarded each of Dr. Rosenwald and Mr. Weiss $500,000 under the LTIP.

(5)
All other compensation for 2017 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums of  $125 and $120, respectively.

(6)
Mr. Weiss, in each case through a wholly-owned LLC Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc. $60,000, as Executive Chairman of Mustang Bio Inc. $45,000 and as a member of the Board of Avenue Therapeutics $25,000; he also received 10,000 restricted shares of common stock in each of the foregoing companies in connection with such director service. Dr. Rosenwald received $25,000 from each of Checkpoint Therapeutics Inc. and Mustang Bio Inc. for his role on the Board of Directors of those companies, as well as $30,000 from Avenue Therapeutics Inc. for his role as Executive Chairman; he also received 10,000 restricted shares of common stock in each of the foregoing companies in connection with such director service.

Perquisites
From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information regarding the grants of plan-based awards the Company made to its named executive officers in 2017.
Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards ($)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Robyn M. Hunter	09/18/2017(1)			250,000		$1,115,000
Lindsay A. Rosenwald, M.D.	01/01/2017(2)		552,698			$1,492,285
	6/21/2017(3)		500,000			14,000
	7/28/2017(3)		500,000			10,000
	9/30/2017(3)		500,000			2,000
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
		$500,000(4)
Michael S. Weiss	01/01/2017(2)		552,698			$1,492,285
	6/21/2017(3)		500,000			14,000
	7/28/2017(3)		500,000			10,000
	9/30/2017(3)		500,000			2,000
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
	12/31/2017(3)		500,000			3,500
		$500,000(4)

(1)
The grant date fair value of the equity award is calculated in accordance with FASB ASC Topic 718. See Note 15 to the financial statements included in the Company’s Form 10-K filed with the SEC on March 16, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under the LTIP, Dr. Rosenwald and Mr. Weiss are eligible to earn up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year, and five percent (5%) of the total outstanding shares of common stock of any new Company subsidiary at the time of formation. The shares of common stock of the Company that may be earned under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company’s market capitalization increases by a minimum of  $100,000,000, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the Effective Date of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.
(3)
Represents 500,000 shares of common stock of Caelum Biosciences, Inc., Aevitas Therapeutics, Inc., Cyprium Therapeutics, Inc., Tamid Bio. Inc. (formerly FBIO acquisition Corp. V) and Acquisition Corps III, IV, and VI through VIII. issued to each of Dr. Rosenwald or Mr. Weiss, as applicable, under the LTIP.

(4)
Under the LTIP, Dr. Rosenwald and Mr. Weiss are eligible for performance-based cash bonuses every year not to exceed an annual aggregate amount of  $1,000,000 collectively.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END
The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2017.
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number or Unearned Shares (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)
Lindsay A. Rosenwald, M.D.(7)	25,000	—	$1.37	10/05/2020	1,063,132	4,241,897	1,979,346(2)	$7,897,591
	15,000	—	6.250	02/10/2022
	15,000	—	7.420	02/07/2023
	500,000	—	0.150	07/15/2025
	500,000	—	0.130	07/15/2025
	500,000	—	1.190	07/15/2025
	500,000	—	0.070	07/15/2025
	500,000	—	0.100	07/15/2025
	500,000	—	0.650	07/15/2025
	500,000	—	0.150	07/15/2025
	500,000	—	0.024	10/31/2026
Lucy Lu, M.D.	225,000	—	6.850	02/22/2022	—	—	—	—
George Avgerinos, Ph.D.	—	—	—	—	—	—	400,000(3)	1,596,000
Michael S. Weiss(7)	30,000	—	2.100	12/19/2023	1,063,132	4,241,897	1,979,346(4)	7,897,591
	500,000	—	0.150	07/15/2025	3,298,778(5)	13,162,651	—	—
	500,000	—	0.130	07/15/2025
	500,000	—	1.190	07/15/2025
	500,000	—	0.070	07/15/2025
	500,000	—	0.100	07/15/2025
	500,000	—	0.650	07/15/2025
	500,000	—	0.150	07/15/2025
	500,000	—	0.024	10/31/2026
Robyn M. Hunter	30,000	—	2.950	08/17/2021	—	—	250,000	997,500
	30,000	—	5.720	08/16/2022

(1)
Based on $3.99 per share, the closing price of our common stock on the Nasdaq Capital Market on December 29, 2017, the last trading day of the fiscal year.

(2)
Pursuant to the terms of Dr. Rosenwald’s Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, as amended on December 15, 2017, each one-third of the shares issued to Dr. Rosenwald vests when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2022 for 2/3 and prior to December 19, 2023 for the remaining 1/3, respectively.

(3)
In July 2015, units for 1,000,000 shares of restricted common stock were granted to Dr. Avgerinos pursuant to the terms of a Restricted Stock Unit Award Agreement in connection with the cancellation of his stock options granted in June 2013. The units vested 15% immediately and an additional: (i) 15% per year over three years commencing on the later of trading availability or July 1, 2016; (ii) 15% based on the achievement of a stock price of greater than $5 per share or achievement of a commercial milestone determined by the Board of Directors; and (iii) 25% based on the achievement of a stock price of  $7 per share or achievement of a commercial milestone determined by the Board of Directors.

(4)
Pursuant to the terms of Mr. Weiss’s Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, as amended on December 15, 2017, each one-third of the restricted stock issued to Mr. Weiss vests when the Company achieves market capitalization of two, three, and four times the current market capitalization on the date of grant of the shares, but in no event earlier than three, four, and five years following the date of grant, respectively.

(5)
Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, as Amended on December 15, 2017: 16.67% of the shares vested on February 20, 2015; 33.34% of the shares will vest on February 20, 2020; and the remainder of the shares will vest in installments of 10% of the shares upon each closing by the Company of a corporate development transaction provided that if any such corporate development transaction occurs prior to February 20, 2019, vesting of each such 10% of the remainder of the shares will occur on February 20, 2019, subject to Mr. Weiss’s continued employment with the Company.

(6)
In September 2017, units for 250,000 shares of restricted common stock were granted to Ms. Hunter pursuant to the terms of a Restricted Stock Unit Award Agreement. The units vest 25% per year over four years commencing on September 18, 2018.

(7)
Both Dr. Rosenwald and Mr. Weiss (through a wholly-owned LLC Caribe BioAdvisors, LLC) received 10,000 restricted shares of common stock in each of Avenue Therapeutics, Inc., Checkpoint Therapeutics, Inc. and Mustang Bio, Inc. in connection with service as directors for such companies.

OPTION EXERCISES AND STOCK VESTED
The table below sets forth information concerning the vesting of shares of restricted stock during 2017 for named executive officers.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lindsay A. Rosenwald, M.D.(3)
Aevitas	500,000	$10,000
Cyprium	500,000	2,000
Caelum Bio. Inc.	500,000	14,000
FBIO Acquisition Corp. III	500,000	3,500
FBIO Acquisition Corp. IV	500,000	3,500
Tamid Bio Inc. (formerly FBIO Acquisition Corp. V)	500,000	3,500
FBIO Acquisition Corp. VI	500,000	3,500
FBIO Acquisition Corp. VII	500,000	3,500
FBIO Acquisition Corp. VIII	500,000	3,500
Michael S. Weiss(3)
Aevitas	500,000	$10,000
Cyprium	500,000	2,000
Caelum Bio. Inc.	500,000	14,000
FBIO Acquisition Corp. III	500,000	3,500
FBIO Acquisition Corp. IV	500,000	3,500
Tamid Bio Inc. (formerly FBIO Acquisition Corp. V)	500,000	3,500
FBIO Acquisition Corp. VI	500,000	3,500
FBIO Acquisition Corp. VII	500,000	3,500
FBIO Acquisition Corp. VIII	500,000	3,500
George Avgerinos, M.D.	150,000(2)	$600,000

(1)
The amounts reported represent market value on the date of vesting.

(2)
Includes 150,000 restricted stock units for Fortress common stock that vested on November 29, 2017, pursuant to Dr. Avgerinos’ Restricted Stock Unit Agreement. See footnote 3 to the Outstanding Equity Awards at 2017 Fiscal Year-End table.

(3)
Stock Awards to Dr. Rosenwald and Mr. Weiss in connection with the LTIP.

Pension Benefits
None of the Company’s named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

Summary of Potential Payments Upon Termination of Employment or Change in Control
The following table sets forth potential payments payable to the Company’s named executive officers who were serving as such on December 31, 2017 upon: (i) termination of employment without cause, or resignation for good reason; and (ii) termination of employment without cause, or resignation for good reason, following a change in control. The table reflects amounts payable by the Company to such named executive officers assuming their employment was terminated on December 31, 2017 and, if applicable, a change in control also occurred on such date. Ms. Lu was not employed by the Company on December 31, 2017 and was not eligible to receive severance or change in control benefits at such time.
	Upon Termination without Cause or Resignation for Good Reason – No Change of Control			Upon Termination without Cause or Resignation for Good Reason – Change of Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Lindsay A. Rosenwald, M.D.	$—	$—	$—	$—	$12,139,487	$12,139,487
Robyn M. Hunter	$—	$—	$—	$—	$—	$—
George Avgerinos, Ph.D.	$374,740	$598,500	$1,272,512	$374,740	$1,596,000	$2,270,012
Michael S. Weiss	$—	$—	$—	$—	$25,302,138	$25,302,138

(1)
The value of accelerated vesting is equal to $3.99 per share, the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on December 29, 2017, the last trading day of the fiscal year, for the purposes hereof, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price (if applicable).

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Dr. Lindsay Rosenwald, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2017, our last completed fiscal year, we reviewed the total compensation of all employees of the Company, excluding our CEO, and determined that our median employee was a full-time salaried employee located in the United States with a median annual income of  $263,700, compared to the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, of $2,069,984. Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 7.85 to 1.
We identified our median employee by examining 2017 Box 1 W-2 taxable income amounts for all individuals, excluding our CEO, who were employed by us on December 31, 2017, whether on a full-time or part-time basis. We annualized the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2017. We calculated median employee income using the same methodology that we used for the 2017 Summary Compensation Table for our named executive officers.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the indicated information as of December 31, 2017 with respect to our equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	4,921,751	$3.95	3,493,321
Equity compensation plans not approved by stockholders	—	$—	—
Total	4,921,751		3,493,321

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

DIRECTOR COMPENSATION
In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of  $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of  $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs receive additional annual cash retainers of  $7,500 and $15,000, respectively, payable quarterly.
The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2017.
Name	Fees Earned or paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Jimmie Harvey, Jr., M.D.	$47,500	$270,000(3)	$—	$326,500
Malcolm Hoenlein	35,000	135,000(3)	—	174,000
Dov Klein	60,000	270,000(4)	—	339,000
J. Jay Lobell	67,500	270,000	—	326,000
Eric K. Rowinsky, M.D.	35,000	270,000	250,000(5)	564,000

(1)
Represents director and committee fees paid for or accrued in 2017.

(2)
On January 1, 2017, the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2017 in accordance with FASB ASC Topic 718.

(3)
In 2017, Dr. Harvey and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.

(4)
In 2017, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.

(5)
In 2017, Dr. Rowinsky received $250,000 in compensation for consulting services provided to the Company.

Non-Qualified Deferred Compensation
On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.
Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.
On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Board of Directors who served on the Compensation Committee during 2017 were Chairman Mr. Lobell, Dr. Harvey, and Messrs. Klein. None of Messrs. Klein or Lobell or Dr. Harvey serves or in the past has served as one of the Company’s officers or has been employed by the Company and none of the Company’s executive officers has served on the Compensation Committee or board of directors of any company that employed any member of the Compensation Committee or Board.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for Forms 4 for Dr. Rosenwald, Mr. Weiss, Dr. Rowinsky, Dr. Harvey, Mr. Klein, Mr. Lobell and Mr. Hoenlein.

RELATED-PERSON TRANSACTIONS
Since January 1, 2017, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth below or in our Annual Report on Form 10-K and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Discussion and Analysis above.
The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
Other Related Parties
The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 13.0%, 12.3%, and 12.2% of the Company’s issued and outstanding Common Stock as of December 31, 2017, 2016 and 2015. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 15.2%, 14.5% and 14.8% of the Company’s issued and outstanding Common Stock at December 31, 2017, 2016 and 2015.
Service Agreement with Opus Point Management Partners, LLC
On April 3, 2014, the Company entered into a Shared Services Agreement with OPPM in which the parties agreed to share a rented facility as well as costs for certain services, which they individually require for the operation of their respective entities. The Company’s Chairman, President and Chief Executive Officer and the Company’s Executive Vice President, Strategic Development, are both Co-Portfolio Managers and Partners of OPPM. The Company incurred expense of approximately nil, $84,000 and $24,000 for the years ended December 31, 2017, 2016 and 2015, respectively. This agreement was terminated April 30, 2016 by Fortress as the Company took occupancy of the new office space in April 2016.
Shared Services Agreement with TGTX
In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is Executive Chairman and Interim Chief Executive Officer of TGTX. Under the terms of the Agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. For the year ended December 31, 2017 and 2016, the Company invoiced TGTX $1.0 million and $0.8 million, respectively. The Company received payments of $0.9 million and $71,800, respectively, for the years ended December 31, 2017 and 2016.
Desk Share Agreements with TGTX and OPPM
In September 2014, the Company entered into Desk Share Agreements with OPPM and TGTX to occupy 20% and 40% of the New York, NY office space that requires TGTX and OPPM to pay their share of the average annual rent of  $0.5 million and $1.1 million, respectively. These initial rent allocations will be adjusted periodically for each party based upon actual percentage of the office space occupied. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will also affect the cost of the lease actually borne by the Company. The Desk Share Agreement was amended in May 2016, adjusting the initial rent allocations to 45% for TGTX and 10% for OPPM.

Each initial Desk Share Agreement has a term of five years. The Company took possession of the New York, NY office space in December 2015, commenced build out of the space shortly thereafter and took occupancy of the space in April 2016. The Company expects the total build out costs to approximate $5.1 million and will share the costs with OPPM and TGTX under the Desk Space Agreements. As of December 31, 2016, the Company had paid $1.0 million in rent under the Desk Space Agreements, and invoiced OPPM and TGTX approximately $95,000 and $0.4 million, respectively, for their prorated share of the rent base. In addition, as of December 31, 2016 the Company had incurred $4.8 million in connection with the build out of the space and recorded a receivable of  $2.1 million due from TGTX and $0.5 million due from OPPM.
As of December 31, 2017, the Company had paid $2.4 million in rent under the Desk Space Agreements, and invoiced OPPM and TGTX approximately $135,000 and $1.0 million, respectively, for their prorated share of the rent base. In addition, as of December 31, 2017 the Company had incurred $163,000 in connection with the build out of the space and recorded a receivable of  $24,000 due from TGTX and $6,600 due from OPPM.
Opus Credit Facility
On September 14, 2016, the Company and Opus Point Health Innovations Fund (“OPHIF”) entered into a Credit Facility Agreement (the “Opus Credit Facility”). Fortress’s Chairman, President and Chief Executive Officer (Lindsay A. Rosenwald) and Fortress’s Executive Vice President, Strategic Development (Michael Weiss), are Co-Portfolio Managers and Partners of OPPM, an affiliate of OPHIF. As such, all of the disinterested directors of Fortress’s board of directors approved the terms of the Opus Credit Facility and related agreements. For the years ended December 31, 2017, 2016 and 2015, the Company paid interest expense of  $1.1 million, $0.2 million and nil, respectively.
2017 Subordinated Note Financing
On March 17, 2017, the Company and NSC, a subsidiary of National (of which the Company owns 56.6% and Michael Weiss serves as Chairman of the Board of Directors), entered into placement agency agreements with NAM Biotech Fund and NAM Special Situation Fund in connection with the sale of subordinated promissory notes (see Note 11). Pursuant to the terms of the agreements, NSC received a placement agent fee in cash of 10% of the debt raised and warrants equal to 10% of the aggregate principal amount of debt raised divided by the closing share price of the Company’s common stock on the date of closing.
For the year ended December 31, 2017, NSC earned a placement agent fee of  $2.8 million and a Placement Agent Warrant to purchase 716,180 shares of the Company’s common stock, all of which are outstanding, with exercise prices ranging from $3.61 to $4.75. These fees were eliminated in consolidation.
Caelum Convertible Notes
On July 31, 2017 Caelum through NSC, a subsidiary of National, offered up to $10 million, convertible promissory notes to accredited investors (as defined under the U.S. Federal securities laws). Caelum raised $9.9 million in the offering, in three separate closings and paid a placement fee equal to NSC of 10% of the proceeds of the sale or $1.0 million. Additionally NSC received warrants to purchase a number of shares the Caelum’s Common Stock equal to 10% of the aggregate amount of shares underlying the Notes with a per share exercise price equal to 110% of the per share conversion price of the Notes; provided, however, that if no Note converts, the exercise price will be $75 million dollars divided by the total number of fully-diluted shares of Common Stock outstanding immediately prior to exercise of the warrant, giving effect to the assumed conversion of all options, warrants, and convertible securities of the Company.
For the year ended December 31, 2017, NSC earned fees of approximately $1.0 million, which were eliminated in consolidation.
Avenue IPO
On June 26, 2017, Avenue completed an IPO in which NSC acted as co-manager and earned fees and commissions of approximately $2.3 million that were deducted from the proceeds. The fees were eliminated in consolidation.

Founders Agreement and Management Services Agreement
The Company has entered into Founders Agreements with each of the Fortress Companies listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each Fortress Company and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, the Company will loan each such Fortress Company an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company receives 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock). The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the PIK Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of  (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such Fortress Company, subject to certain adjustments. The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to two and one-half percent (2.5%) of such Fortress Company’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the Fortress Companies to change the PIK Dividend Interest Payment Date to January 1 of each year – a change that has not and will not result in the issuance of any additional Fortress Company common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each Fortress Company that has a Founders Agreement with the Company.
As additional consideration under the Founders Agreement, each Fortress Company with which the Company has entered into a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such Fortress Company, payable within five (5) business days of the closing of any equity or debt financing for each Fortress Company or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such Fortress Company’s voting equity, equal to two and one-half  (2.5%) of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to four and one-half percent (4.5%) of such Fortress Company’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a Change in Control, each such Fortress Company will pay a one-time change in control fee equal to five (5x) times the product of  (A) net sales for the twelve (12) months immediately preceding the change in control and (B) four and one-half percent (4.5%).

The following table summarizes, by subsidiary, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the subsidiaries’ certificates of incorporation.
Fortress Company	Effective Date(1)	PIK Dividend as a % of fully diluted outstanding capitalization	Class of Stock Issued
Helocyte	March 20, 2015	2.5%	Common Stock
Avenue	February 17, 2015	2.5%	Common Stock
Mustang	March 13, 2015	2.5%	Common Stock
Checkpoint	March 17, 2015	0.0%(2)	Common Stock
Cellvation	October 31, 2016	2.5%	Common Stock
Caelum	January 1, 2017	2.5%	Common Stock
Cyprium	March 13, 2017	2.5%	Common Stock
Aevitas	July 28, 2017	2.5%	Common Stock
Tamid	November 30, 2017(3)	2.5%	Common Stock

(1)
Represents the effective date of each subsidiary’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement.

(2)
Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization.

(3)
Represents the Trigger Date.

Financing Fees
Pursuant to the Founders’ Agreement, Caelum, in connection with each Convertible Note Closing during the three months ended September 30, 2017, issued to Fortress approximately 218,000 shares of its common stock representing the 2.5% fee or approximately $0.2 million.
On June 26, 2017, pursuant to the Founders’ Agreement, Avenue, in connection with its IPO, issued to Fortress approximately 158,000 shares or approximately $0.9 million of its common stock representing the 2.5% financing fee.
Equity Fees
The following table summarizes, by subsidiary, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the subsidiaries’ certificates of incorporation for the year ended December 31, 2017 ($ in thousands):
Fortress Company	PIK Dividend Date	Year Ended December 31, 20171	Year Ended December 31, 2016
Aevitas2	July 28	$—	$—
Avenue	February 17	1,103	49
Caelum	January 1	302	—
Cellvation	October 31	8	—
Checkpoint	March 17	2,296	3,919
Cyprium	January 1	1	—
Helocyte	March 20	321	—
Mustang	March 13	9,479	4,396
Tamid3	November 30	—	—
Fortress		(13,510)	(8,364)
Consolidated (Income)/Expense		$—	$—

Note 1:
Includes 2018 PIK dividend accrued for the year ended December 31, 2017, as Type 1 subsequent event

Note 2:
Aevitas PIK dividend will be recorded during the third quarter of 2018

Note 3:
Tamid PIK dividend will be recorded during the fourth quarter of 2018

Management Services Agreements
The Company has entered into Management Services Agreements (the “MSAs”) with certain of the Fortress Companies. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each Fortress Company that has entered into an MSA with Fortress for a period of five (5) years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such Fortress Company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such Fortress Company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Each such Fortress Company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such Fortress Companies are not obligated to take or act upon any advice rendered from Fortress, and the Company shall not be liable to any such Fortress Company for its actions or inactions based upon the Company’s advice. The Company and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such Fortress Company relating to corporate opportunities.
The following table summarizes, by Fortress Company, the effective date of the MSA and the annual consulting fee payable by the subsidiary to the Company in quarterly installments ($ in thousands):
Fortress Company	Effective Date	R&D	G&A	Annual MSA Fee (Income)/Expense
Helocyte	March 20, 2015	$250	$250	$500
Avenue	February 17, 2015	250	250	500
Mustang	March 13, 2015	250	250	500
Checkpoint	March 17, 2015	250	250	500
Cellvation	October 31, 2016	250	250	500
Caelum	January 1, 2017	250	250	500
Cyprium	March 13, 2017	250	250	500
Aevitas	July 28, 2017	250	250	500
Tamid	November 30, 2017(1)	250	250	500
Fortress		(2,250)	(2,250)	(4,500)
Consolidated (Income)/Expense		$—	$—	$—

(1)
Represents the Trigger Date.

Fees and Stock Grants Received by Fortress
Fees recorded in connection with the Company’s agreements with its subsidiaries re eliminated in consolidation. These include management services fees, issuance of common shares of Fortress Companies in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.
National
In September 2016, pursuant to the terms of the Merger Agreement between National and Fortress, the Company acquired 56.6% of National for $22.9 million, thereby becoming the majority shareholder of National. The Company’s Executive Vice Chairman, Strategic Development is the Chairman of the Board of National. In the normal course, National provides the Company and the Company’s subsidiaries with placement agent services in connection with third party raises.

The following table summarizes, by entity, fees earned by National for the periods ending September 30, 2017 and 2016, respectively ($ in thousands):
Fortress Company	Description	September 30, 2017	September 30, 2016
Fortress	Subordinated Financing	$2,836	$—
Avenue	IPO Fees	2,331	—
Mustang	Private Placement Offering	9,527	1,265
Caelum	Convertible Debt Raise	991	—
Total Fees per Fortress		15,685	1,265
Less:	Mustang fee recorded by National in 2016	1,265	—
Total National Fees		$14,420	$1,265

Additionally, the Company’s Chairman, President and Chief Executive Officer and the Company’s Executive Vice Chairman, Strategic Development are both Co-Portfolio Managers and Partners of OPPM which owns approximately 4.6% of National.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,
AND 5% BENEFICIAL OWNERS
The following table shows information, as of March 31, 2018, concerning the beneficial ownership of our common stock by:
•
each person we know to be the beneficial owner of more than 5% of our common stock;

•
each of our current directors;

•
each of our NEOs shown in our Summary Compensation Table; and

•
all current directors and NEOs as a group.

As of March 31, 2018, there were 52,686,537 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 31, 2018. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.
Name and Address of Beneficial Owner	Shares Owned	Shares Under Exercisable Options and Unvested Restricted Stock Units(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
Directors and Named Executive Officers:
Michael S. Weiss	8,587,598	30,000	8,617,598	16.4%
Lindsay A. Rosenwald, M.D.	7,358,172(2)	55,000	7,413,172	14.1%
J. Jay Lobell	786,000	85,000	871,000	1.7%
Eric K. Rowinsky, M.D.	450,000	238,490	688,490	1.3%
George C. Avgerinos, Ph.D.	352,495	—	352,495	*%
Robyn M. Hunter	10,129	60,000	70,129	*%
Jimmie Harvey, Jr., M.D.	50,000	85,000	135,000	*%
Dov Klein	76,800(3)	—	76,800	*%
Malcolm Hoenlein	55,000	—	55,000	*%
All current executive officers and directors as a group (9 persons)	17,726,194	553,490	18,279,684	34.7%

*
Less than 1%.

(1)
Includes only options exercisable within 60 days of March 31, 2018 and Unvested Restricted Stock Units.

(2)
Includes 5,857,168 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.

(3)
Includes 1,800 shares of common stock held by Mr. Klein’s spouse.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES
Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of seven members. The nominated directors are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, and Lobell, and Dr. Harvey. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is submitting the selection of BDO USA, LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws or otherwise. If BDO USA, LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. BDO USA, LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2018, if its appointment is not ratified by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO OUR 2012 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE SHARES ISSUABLE THEREUNDER BY 600,000
On April [  ], 2018, the Compensation Committee approved, pursuant to approval by the Board of Directors, an amendment to the 2012 Employee Stock Purchase Plan (the “ESPP”), which provides for a 600,000 share increase in the aggregate number of shares of the Company’s common stock that may be subject to future awards under the ESPP, subject to stockholder approval (the “ESPP Amendment”). Therefore, this amendment will not become effective if the stockholders do not approve it. As such, our stockholders have the opportunity to vote for or against, or to abstain from voting on, the following resolution:
“RESOLVED, that the stockholders approve the amendment to our 2012 Employee Stock Purchase Plan to increase the number of authorized shares issuable thereunder by 600,000 shares.
In order to pass, this Proposal must receive the affirmative vote of a majority of the votes cast on the Proposal. The Board of Directors believes that the approval of Proposal Three is in the best interests of the Company and its stockholders. As of April 16, 2018, only      shares remain available for purchase under the ESPP. The Board of Directors believes that the increase in the share reserve under the ESPP will benefit the Company by continuing to provide its employees the opportunity to purchase shares of Company common stock, which aligns the employees’ interest with those of the stockholders. The Board of Directors expects that the increase in shares available for purchase under the ESPP will allow the ESPP to continue to operate for three more years.
If this amendment is approved by stockholders, the shares available for future awards will increase to 754,348 based on the number shares remaining available for grant under the ESPP as of April 16, 2018. If this amendment is not approved, the ESPP will continue to operate as it presently does, but no future offerings to purchase shares under the ESPP will commence after the shares currently reserved for issuance under the ESPP are exhausted.
Summary of the ESPP
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). Prior to the proposed amendment to the ESPP, there were 154,348 shares of the Company reserved for issuance under the ESPP. The purpose of the ESPP is to attract, retain and motivate employees of the Company by permitting them to participate in the ownership of the Company.
Administration of the Plan
The ESPP is administered by the Board of Directors and/or by a committee of the Board of Directors having such power as shall be specified by the Board of Directors. Generally, each offering of common stock under the ESPP (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”) except the first period, (the “Initial Offering Period”), which commenced February 1, 2012 and ended on November 30, 2012 (together called, “Offering Periods”). The Board of Directors may adjust the Offering Dates (which for each Offering Period is the first day of that period, unless adjusted by the Board of Directors) and periods, subject to certain limitations. The ESPP will continue until terminated by the Board of Directors or until all of the shares reserved for issuance under the ESPP have been issued. As discussed above, in the event that all shares currently reserved for issuance under the ESPP are distributed to participants in a “Final Issuance” and the amendment to increase the number of authorized shares reserved for issuance under the ESPP is not approved, no future Offering Periods under the ESPP will commence following the date of such Final Issuance.
Available Shares
Subject to adjustment upon certain corporate transactions or events, a maximum of 1,000,000 shares of the Company’s common stock may be issued under the ESPP, subject to stockholder approval of this Proposal Two. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the ESPP may not purchase more than the lesser of  (i) the whole number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the first day of the Offering and (ii) 5,000 shares in any Offering Period. Shares that actually have been issued under the ESPP shall not be returned to the ESPP and shall not become available for future issuance under the ESPP. Shares of common stock reacquired by the Company on the open market or otherwise shall not be available for sale under the ESPP.
Eligibility
Participation in the ESPP is limited to eligible employees of the Company and any parent or subsidiary corporation of the Company designated by the Board of Directors for participation in ESPP offering (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns shares or holds options to purchase, or who as a result of participation in the ESPP would own shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company, is entitled to participate in the ESPP. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the ESPP (a “Participant”), the employee will automatically participate in each successive Offerings until such time as the employee either ceases to be an eligible employee, withdraws from the ESPP or terminates employment.
Purchase of and Payment for Securities Offered
Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), shares of the Company common stock are purchased based on accumulated payroll deductions. The purchase price per share at which the shares are sold under the ESPP generally will be 85% of the lesser of the fair market value of the shares on the first day of the Offering or the Purchase Date.
The number of shares of Company common stock a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering, each Participant has a “Purchase Right” consisting of the right to purchase the lesser of  (i) the whole number of shares of Company common stock determined by dividing $25,000 by the fair market value of a share on the first day of the Offering and (ii) 5,000 shares (provided that with respect to the Initial Offering Period such 5,000 figure was 10,000). However, Participants may not purchase shares of Company common stock under the ESPP or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole share of Company common stock, the Company may maintain the cash in the Participant’s account and apply it toward the purchase of shares in the subsequent Purchase Period or Offering.
A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. Therefore, in effect, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.
In the event of a Transfer of Control of the Company (as defined in the ESPP), the Board of Directors, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof  (the “Acquiring Corporation”) to assume the Company’s rights and obligations under the ESPP. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.
The Board of Directors may amend or terminate the ESPP but may not affect Purchase Rights previously granted under the ESPP or adversely affect the right of any Participant except as permitted by the ESPP, as necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares subject to the ESPP under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of shares reserved under the ESPP or changing the definition of the employees (or class of employees) eligible for participation in the ESPP or the definition of a corporation that may be designated by the Board of Directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the ESPP if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.
Adjustments Upon Changes in Capitalization and Other Events
In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the ESPP’s share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.
Other Information
Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the ESPP.
Certain Federal Income Tax Consequences
The following summary is intended only as a general guide as to certain United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal, state, local, foreign, or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to their particular tax considerations. This summary assumes that the exercise of a Purchase Right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.
Generally, there are no tax consequences to an employee of either becoming a Participant in the ESPP or purchasing shares of Company common stock under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a Participant disposes of shares of Company common stock within two years of the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.
If the Participant disposes of shares of Company common stock more than two years after the Offering Date and more than one year after the Purchase Date on which the shares are acquired, or dies while holding shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of  (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price or (2) the excess of the fair market value of the shares on the Offering Date over the purchase price. Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the Participant disposes of the shares of Company common stock in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant. The Company will not be entitled to a deduction if the Participant satisfies the holding period requirements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE THEREUNDER BY 600,000. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the indicated information as of December 31, 2017 with respect to our equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	4,921,751	$3.95	3,493,321
Equity compensation plans not approved by stockholders	—	$—	—
Total	4,921,751		3,493,321

Our equity compensation plans consist of the ESPP, the 2013 Plan, and the LTIP, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

PROPOSAL FOUR: APPROVE OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, REMOVING THE SERIES A PREFERRED STOCK DESIGNATION
The Board of Directors has determined that it is advisable to amend and restate our Amended and Restated Certificate of Incorporation, in order to remove the Series A Preferred Stock designation set forth in the charter, leaving only the Series A Perpetual Preferred Designation and return all other preferred shares previously designated to the “blank check preferred” reserve. A copy of the proposed Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit B (referred to as the Proposed Amendment herein).
If the Proposed Amendment is approved by the stockholders, it will become effective upon filing and recording of the Second Amended and Restated Certificate of Incorporation as required by the Delaware General Corporation Law.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, REMOVING THE SERIES A PREFERRED STOCK DESIGNATION. THE AFFIRMATIVE VOTE OF NOT LESS THAN A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY ALL SHARES OF COMMON STOCK ISSUED AND OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT.

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2017 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attn: Robyn M. Hunter. You may also contact us at (781) 652-4500.
If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.
Stockholder Proposals for Our 2018 Annual Meeting
Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Robyn M. Hunter, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, no later than December 27, 2018. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.
Our Second Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Second Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Second Amended and Restated Bylaws to Robyn M. Hunter, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 9, 2018, and no later than April 8, 2018. If a stockholder fails to provide timely notice of a proposal to be presented at our 2018 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.
Other Matters
Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Incorporation of Information by Reference
The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2017, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A
FORM OF

AMENDMENT TO THE

FORTRESS BIOTECH, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

AMENDMENT TO THE

FORTRESS BIOTECH, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN
This amendment (the “Amendment”) to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (the “Plan”), is hereby adopted this   th day of June, 2018, by the Board of Directors (the “Board”) of Fortress Biotech, Inc. (the “Company”).
WITNESETH:
WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
WHEREAS, pursuant to Section 21 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and
WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:
1. Section 3 of the Plan is hereby amended by increasing the share references in such section from 400,000 to 1,000,000, so that such section reads in its entirety as follows:
“3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be one million (1,000,000) shares of the Company’s authorized but unissued common stock, $.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.”
2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.
The foregoing is hereby acknowledged as being the Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as adopted by the Board on April   , 2018, and approved by the Company’s stockholders on June   , 2018.
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman, President and
Chief Executive Officer
A-1

EXHIBIT B
FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORTRESS BIOTECH, INC.

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FORTRESS BIOTECH, INC.

June   , 2018
Lindsay A. Rosenwald, M.D. hereby certifies that:
ONE:    Fortress Biotech, Inc., formerly Coronado Biosciences, Inc., (the “Corporation”) filed its original Certificate of Incorporation with the Delaware Secretary of State on June 28, 2006. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on April 21, 2010. A First Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 20, 2011. A Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on October 1, 2013. A Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on April 22, 2015.
TWO:   He is the duly elected and acting Chairman, President and Chief Executive Officer of Fortress Biotech, Inc., a Delaware corporation.
THREE:   The Board of Directors of the Company, acting in accordance with the provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating its Amended and Restated Certificate of Incorporation in its entirety as follows:
ARTICLE I
The name of this Corporation is Fortress Biotech, Inc. (the “Corporation”).
ARTICLE II
The address of the offices of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, Kent County, Delaware 19904, and the registered agent is Cogency Global Inc.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
A.   This Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 115,000,000 shares, 100,000,000 of which shall be Common Stock, par value $0.001 per share, and 15,000,000 of which shall be Preferred Stock, par value $0.001 per share. Of the 15,000,000 authorized shares of Preferred Stock, 5,000,000 of those shares shall be designated as 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, with such rights as set forth in the series designation attached hereto as Exhibit A.
B.   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
C.   The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote (voting together as a single class on an as-if-converted basis). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
ARTICLE V
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.
Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
The number of directors which shall constitute the whole Board shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board or by the stockholders of the Corporation.
ARTICLE IX
Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE X
Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
* * * *
FOUR:   This Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Corporation.
FIVE:   This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Corporation.
IN WITNESS WHEREOF, Fortress Biotech, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by the undersigned as of the date first written above.
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman, President and
Chief Executive Officer

Exhibit A
FORTRESS BIOTECH, INC.
CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

9.375% SERIES A
CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

November 7, 2017
Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and Article IV of the Fortress Biotech, Inc. (the “Corporation”) Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”):
WHEREAS, Article IV of the Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, one or more series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;
WHEREAS, it is the desire of the Board to eliminate the shares of Preferred Stock designated as Series B and Series C from the Certificate of Incorporation by retiring all shares of each class and deleting both designations;
WHEREAS, it is the desire of the Board to thereafter establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series; and
WHEREAS, the Board, pursuant to the authority conferred upon it by Article IV of the Certificate of Incorporation and in accordance with Section 151(g) of the DGCL, acting through a unanimous written consent on October 30, 2017, adopted the following resolutions:
RESOLVED, that a new series of Preferred Stock of the Corporation, designated as Series A Perpetual Preferred, be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the Series A Perpetual Preferred Stock, and the qualifications, limitations or restrictions thereof are as set forth in such new Certificate of Designation, as filed with the Delaware Secretary of State in accordance with the Certificate of Incorporation, the Bylaws and the DGCL;
FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said shares and fixing the number, limited powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation;
FURTHER RESOLVED, that the Board of Directors does hereby approve the adoption of the Certificate of Designation related to the Shares to Company’s Certificate of Incorporation, a copy of which is attached hereto as Exhibit A (the “Certificate”), and does hereby determine that the adoption of the Certificate is in the best interests of the Stockholders;
FURTHER RESOLVED, that each of the Authorized Officers are hereby authorized and directed to take all actions necessary to prepare and file a Certificate of Designation for the Series A Perpetual Preferred Stock with the Secretary of State of the State of Delaware as they, in consultation with legal counsel, deem either necessary or appropriate to proceed with any such sale;

Section 1. NUMBER OF SHARES AND DESIGNATION.   This series of Preferred Stock shall be designated as the “9.375 Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series A Perpetual Preferred Stock”). The Series A Perpetual Preferred Stock shall be perpetual, subject to the provisions of Sections 4 and 5 hereof, and the authorized number of shares of the Series A Perpetual Preferred Stock shall be 5,000,000 shares. The number of shares of Series A Perpetual Preferred Stock may be increased from time to time pursuant to the provisions of Section 13 hereof and any such additional shares of Series A Perpetual Preferred Stock shall form a single series with the Series A Perpetual Preferred Stock. Each share of Series A Perpetual Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series A Perpetual Preferred Stock.
Section 2. Dividends.
(a) Dividend Rate.   Holders of shares of the Series A Perpetual Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of 9.375%, which is equivalent to $2.34375 per annum per share, based on the $25.00 liquidation preference (the “Dividend Rate”) during the Fixed Term (as defined below). The Dividend Rate shall accrue from, and including, the date of original issuance to, but not including, December 15, 2022, or such other date fixed for redemption (the “Fixed Term”). “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(b) Dividend Payment Date; Dividend Record Date.   Dividends on the Series A Perpetual Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31 (each such payment date, a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. The first dividend on the Series A Perpetual Preferred Stock is scheduled to be paid on December 31, 2017 (in the amount of  $0.299479 per share) to the persons who are the holders of record of the Series A Perpetual Preferred Stock at the close of business on the corresponding record date, which will be December 15, 2017. Any dividend payable on the Series A Perpetual Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series A Perpetual Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of each March, June, September and December, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).
(c) Limiting Documents.   No dividends on shares of Series A Perpetual Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the payment thereof would be unlawful under the laws of the State of Delaware or when the terms and provisions of any agreement of the Corporation, including any agreement relating to the Corporation’s indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(d) Dividend Accrual.   Notwithstanding the foregoing, dividends on the Series A Perpetual Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock (as defined in Section 7) the Corporation may issue or agreements the Corporation may enter into, including any documents governing the indebtedness of the Corporation, at any time prohibit the current payment of dividends; (ii) the Corporation has earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Perpetual Preferred Stock which may be in arrears, and holders of the Series A Perpetual Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Perpetual Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
(e) Dividends on Junior Stock or Parity Stock.   Unless full cumulative dividends on the Series A Perpetual Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Perpetual Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any Junior Stock (as defined in Section 7) or Parity Stock (as defined in Section 7) the Corporation may issue. Nor shall any other dividend be declared or made upon such shares of Junior Stock or Parity Stock.
(f) Pro Rata Dividends.   When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Perpetual Preferred Stock and the shares of any other series of Preferred Stock that the Corporation may issue ranking on parity as to dividends with the Series A Perpetual Preferred Stock, all dividends declared upon the Series A Perpetual Preferred Stock and any other series of Preferred Stock ranking on parity that the Corporation may issue as to dividends with the Series A Perpetual Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Perpetual Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Perpetual Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Perpetual Preferred Stock which may be in arrears.
(g) Payment of Accrued and Unpaid Dividends.   Holders of Series A Perpetual Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Perpetual Preferred Stock as described in this Section 2. Any dividend payment made on the Series A Perpetual Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.
Section 3. LIQUIDATION PREFERENCE.   Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of Junior Stock, the holders of Series A Perpetual Preferred Stock shall be entitled to receive out of the Corporation’s assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Perpetual Preferred Stock will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Perpetual Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders of the Series A Perpetual Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of the Corporation with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
Section 4. Redemption.
(a) Optional Redemption.   On and after December 15, 2022, the Corporation may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Perpetual

Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share of Series A Perpetual Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Perpetual Preferred Stock as described in this paragraph, the Corporation may use any available cash to pay the redemption price.
(b) Special Optional Redemption.   Upon the occurrence of a Change of Control, provided no Limiting Document may prohibit it, the Corporation may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Perpetual Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash at a redemption price of  $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series A Perpetual Preferred Stock (whether pursuant to its optional redemption right described in Section 4(a) above or this special optional redemption right), the holders of shares of Series A Perpetual Preferred Stock will not have the Change of Control Conversion Right (as defined and described in Section 5(a)) with respect to the shares of Series A Perpetual Preferred Stock called for redemption. If the Corporation elects to redeem any shares of the Series A Perpetual Preferred Stock as described in this paragraph, the Corporation may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Perpetual Preferred Stock, the following have occurred and are continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Corporation’s stock entitling that person to exercise more than 50% of the total voting power of all the Corporation’s stock entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii) following the closing of any transaction referred to above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (the “NYSE American”) or Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq Stock Market.
“Change of Control Conversion Date” means the date the shares of Series A Perpetual Preferred Stock are to be converted, which will be a Business Day that is no fewer than twenty (20) days nor more than thirty-five (35) days after the date on which the Corporation provides the notice described in Section 5(f) below to the holders of shares of Series A Perpetual Preferred Stock.
(c) Redemption Procedures.
(i) Notice of redemption will be mailed upon not less than thirty (30) days nor more than sixty (60) days before the redemption date to each holder of record of Series A Perpetual Preferred Stock at the address shown on the share transfer books of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Perpetual Preferred Stock to be redeemed; (iii) the redemption price of  $25.00 per share of Series A Perpetual Preferred Stock, plus any accrued and unpaid dividends to and including the date of redemption; (iv) the place or places where any certificates issued for Series A Perpetual Preferred Stock other than through The Depository Trust Company (“DTC”) book entry described below, are to be surrendered for payment of the redemption price; (v) that dividends on the Series A Perpetual Preferred Stock will cease to accrue on such redemption date; (vi) whether such redemption is being made pursuant to the provisions described above under Section 4(a) or Section 4(b); (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control and (viii) any other information required by law or by the applicable rules of any exchange upon which the Series A Perpetual Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A Perpetual Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A Perpetual Preferred Stock to be redeemed from each such holder.
(ii) At the Corporation’s election, on or prior to the redemption date, the Corporation may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series A Perpetual Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of shares of Series A Perpetual Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price, and (iii) require such holders to surrender any certificates issued for shares of Series A Perpetual Preferred Stock other than through the DTC book entry described below at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to the Corporation. Any monies so deposited that remain unclaimed by the holders of shares of Series A Perpetual Preferred Stock at the end of six months after the redemption date will be returned to the Corporation by such bank or trust company. If the Corporation makes such a deposit, shares of Series A Perpetual Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.
(iii) On or after the date fixed for redemption, each holder of shares of Series A Perpetual Preferred Stock that holds a certificate other than through the DTC book entry described below must present and surrender each certificate representing his or her Series A Perpetual Preferred Stock to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Perpetual Preferred Stock as the owner thereof, each surrendered certificate will be canceled and the shares will be retired and restored to the status of undesignated, authorized shares of Preferred Stock.
(iv) If the Corporation redeems any shares of Series A Perpetual Preferred Stock and if the redemption date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.
Section 5. LIMITED CONVERSION RIGHTS UPON A CHANGE OF CONTROL.
(a) Change of Control Conversion Right.   Upon the occurrence of a Change of Control, each holder of shares of Series A Perpetual Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides irrevocable notice of its election to redeem the Series A Perpetual Preferred Stock as described in Section 4 above, in which case such holder will only have the right with respect to the shares of Series A Perpetual Preferred Stock not called for redemption (unless the Corporation defaults in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Perpetual Preferred Stock subject to such default in payment) to convert some or all of the shares of Series A Perpetual Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Perpetual Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
(i) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Perpetual Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Perpetual Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

(ii) 13.05483 shares of Common Stock (the “Share Cap”), subject to certain adjustments described below.
“Common Stock Price” means (i) if the consideration to be received in the Change of Control by the holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of shares of Common Stock is other than solely cash (x) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Corporation’s Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Corporation’s Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.
(b) Conversion Consideration.   In the case of a Change of Control pursuant to which the Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Perpetual Preferred Stock will receive upon conversion of such shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Corporation’s Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of the Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of such Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
(c) Fractional Shares.   The Corporation will not issue fractional shares of Common Stock upon the conversion of shares of Series A Perpetual Preferred Stock. Instead, the Corporation will pay the cash value of such fractional shares.
(d) Effect of Redemption Notice on Conversion.   If the Corporation provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control as described in Section 4(b) above, or its optional redemption right as described in Section 4(a) above, holders of shares of Series A Perpetual Preferred Stock will not have any right to convert such shares of Series A Perpetual Preferred Stock that the Corporation has so elected to redeem or subsequently selected for redemption, and any such shares of Series A Perpetual Preferred Stock that have been surrendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If the Corporation elects to redeem shares of Series A Perpetual Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Perpetual Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share of Series A Perpetual Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.
(e) Limitations.   Notwithstanding the foregoing, the holders of shares of Series A Perpetual Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American or the Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq, and the Series A Perpetual Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
(f) Change of Control Notice.   Upon not less than thirty (30) days nor more than sixty (60) days following the occurrence of a Change of Control, the Corporation will provide to holders of shares of Series A Perpetual Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
(i) the events constituting the Change of Control;
(ii) the date of the Change of Control;
(iii) the last date on which the holders of shares of Series A Perpetual Preferred Stock may exercise their Change of Control Conversion Right;
(iv) the method and period for calculating the Common Stock Price;
(v) the Change of Control Conversion Date;
(vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provide irrevocable notice of its election to redeem all or any shares of the Series A Perpetual Preferred Stock, holders will not be able to convert their shares of Series A Perpetual Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless the Corporation defaults in payment of the redemption price and all accumulated and unpaid dividends);
(vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Perpetual Preferred Stock;
(viii) the name and address of the paying agent and the conversion agent;
(ix) the procedures that the holders of shares of Series A Perpetual Preferred Stock must follow to exercise the Change of Control Conversion Right; and
(x) the last date on which holders of shares of Series A Perpetual Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.
The Corporation will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides the notice described above to the holders of shares of Series A Perpetual Preferred Stock.
(g) Exercise of Change of Control Conversion Right.   To exercise the Change of Control Conversion Right, the holders of shares of Series A Perpetual Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Perpetual Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to V Stock Transfer, LLC, or such other transfer agent as the Corporation may designate from time to time (such transfer agent, the “Transfer Agent”), or, in the case of shares of Series A Perpetual Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:
(i) the relevant Change of Control Conversion Date;
(ii) the number of shares of Series A Perpetual Preferred Stock to be converted; and
(iii) that such shares of Series A Perpetual Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Perpetual Preferred Stock.
Notwithstanding the foregoing, if the shares of Series A Perpetual Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Holders of shares of Series A Perpetual Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
(i) the number of withdrawn shares of Series A Perpetual Preferred Stock;
(ii) if certificated Series A Perpetual Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Perpetual Preferred Stock; and
(iii) the number of shares of Series A Perpetual Preferred Stock, if any, which remain subject to the conversion notice.
(h) Conversion.   Shares of Series A Perpetual Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided or provide notice of its election to redeem such shares of Series A Perpetual Preferred Stock.
Section 6. STATUS OF ACQUIRED SHARES.   All shares of Series A Perpetual Preferred Stock redeemed by the Corporation in accordance with Section 4 or Section 5 hereof, or otherwise acquired by the Corporation, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.
Section 7. RANKING.   The Series A Perpetual Preferred Stock will rank: (i) senior to all of the Corporation’s Common Stock and any other equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Junior Stock”); (ii) equal to any shares of equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Parity Stock”); (iii) junior to all other equity securities the Corporation issues, the terms of which specifically provide that such equity securities rank senior to the Series A Perpetual Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Perpetual Preferred Stock) (“Senior Stock”); and (iv) junior to all of the Corporation’s existing and future indebtedness.
Section 8. VOTING RIGHTS.   The Series A Perpetual Preferred Stock shall have no voting rights, except as set forth in this Section 8 or as otherwise required by law.

(a) Unless the Corporation has received the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Perpetual Preferred Stock (voting together as a single class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable), either at a meeting of stockholders or by written consent, the Corporation will not:
(i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the Corporation’s authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
(ii) amend, alter, repeal or replace our Certificate of Incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.
For purposes of the foregoing voting requirements, the increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, outstanding at the time (voting together as a class) shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series A Perpetual Preferred Stock.
(b) The above voting provisions will not apply with respect to shares of Series A Perpetual Preferred Stock if, at or before the time when the act with respect to which the vote would otherwise be required is effected, such outstanding shares of Series A Perpetual Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions in Section 4(a) or Section 4(b) above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series A Perpetual Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.
(c) When the Series A Perpetual Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Perpetual Preferred Stock may vote as a single class with any other series of Preferred Stock (as may be required by law), each share of Series A Perpetual Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference. However, the Corporation may create additional series or classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock (including the Series A Perpetual Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of the Series A Perpetual Preferred Stock.
(d) The holders of Series A Perpetual Preferred Stock are not entitled to vote separately as a class or series on an amendment to this Certificate or the Certificate of Incorporation, except as would be unlawful under the laws of the State of Delaware.
Section 9. INFORMATION RIGHTS.   During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Perpetual Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all holders of Series A Perpetual Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series A Perpetual Preferred Stock. The Corporation shall mail the reports to the holders of Series A Perpetual Preferred Stock within 30 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 10. RECORD HOLDERS.   The Corporation and the Transfer Agent shall deem and treat the record holder of any shares of Series A Perpetual Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
Section 11. SINKING FUND.   The Series A Perpetual Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
Section 12. PREEMPTIVE RIGHTS.   No holders of Series A Perpetual Preferred Stock will, as holders of Series A Perpetual Preferred Stock, have any preemptive rights to purchase or subscribe for the Corporation’s Common Stock or any of its other securities.
Section 13. AMENDMENT OF RESOLUTION.   The Board reserves the right from time to time to increase (but not in excess of the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of Series A Perpetual Preferred Stock then outstanding) the number of shares that constitute the Series A Perpetual Preferred Stock by further resolution adopted by the Board or a duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as the case may be, has been so authorized and in other respects to amend this Certificate within the limitations provided by law, this resolution and the Certificate of Incorporation.
Section 14. BOOK ENTRY.
(a) Global Certificates.   The Series A Perpetual Preferred Stock shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC, or with DTC’s nominee, Cede & Co., or such other depositary of the Corporation’s choosing that is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act (the “Depositary”) (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of shares of Series A Perpetual Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series A Perpetual Preferred Stock with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.
(b) Direct Registration System.   The Series A Perpetual Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Perpetual Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.
[Signature Page Follows]

IN WITNESS WHEREOF, Fortress Biotech, Inc. has caused this Certificate of Designations to be signed by the undersigned as of the date first written above.
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman, President and
Chief Executive Officer
[Signature Page to Series A Certificate of Designation]

FORTRESS BIOTECH, INC.
ATTN: ROBYN HUNTER
2 GANSEVOORT STREET
9TH FLOOR
NEW YORK, NEW YORK 10014

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E46820-P05192

FORTRESS BIOTECH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lindsay A. Rosenwald, M.D.
02) Michael S. Weiss
03) Jimmie Harvey, Jr., M.D.
04) Malcolm Hoenlein
05) Dov Klein, CPA
06) J. Jay Lobell
07) Eric K. Rowinsky, M.D.

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as Fortress Biotech, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. Approval of the amendment to the Company's 2012 Employee Stock Purchase Plan to, among other things, reserve an additional 600,000 shares of common stock for issuance thereunder.	☐	☐	☐
4. Approval of the Fortress Biotech, Inc. Amended and Restated Certificate of Incorporation.	☐	☐	☐

NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, 2017 Annual Report and Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com.

E46821-P05192

FORTRESS BIOTECH, INC.
Proxy for Annual Meeting of Stockholders
June 14, 2018 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2018. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 14, 2018, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016, and any adjournment or postponement thereof.

Continued and to be signed on reverse side